(j)(1)




           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Trustees and Shareholders
Atlas Funds


We consent to the use of our report dated February 26, 2007 for Atlas Dual Focus Fund, Atlas Emerging Growth Fund, Atlas Global Growth Fund, Atlas Growth Opportunities Fund, Atlas S&P 500 Index Fund, Atlas Strategic Growth Fund, Atlas Value Fund, Atlas American Enterprise Bond Fund, Atlas California Municipal Bond Fund, Atlas National Municipal Bond Fund, Atlas Strategic Income Fund, Atlas U.S. Government and Mortgage Securities Fund, Atlas Independence Eagle Bond Fund, Atlas Independence Flagship Fund and Atlas Independence Star Spangled Fund, each a series of Atlas Funds, incorporated herein by reference and to the references to our firm under the captions "Financial highlights" in the prospectus, and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information.


                                    /s/ KPMG LLP


Boston, Massachusetts
April 27, 2007